UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

INMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia	001-39685	98-1428279
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

c/o Norton Rose Fulbright Canada LLP

Suite 1800 – 510 West Georgia Street

Vancouver, British Columbia, Canada V6B 0M3

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 669-7207

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2026, InMed Pharmaceuticals Inc. (the "Company") received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") notifying it that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in shareholders’ equity for continued listing. In its Annual Report on Form 10-K for the fiscal year ended June 30, 2026, the Company reported shareholders’ equity of $1,075,007, and, as a result, the Company does not currently satisfy Nasdaq Listing Rule 5550(b)(1).

The decline in the Company’s shareholders’ equity is attributable largely to transaction-related expenses accrued in connection with the Company’s previously announced Agreement and Plan of Merger and Reorganization dated May 19, 2026 (as amended, the “Merger Agreement”) entered into with Mentari Therapeutics, Inc. (“Mentari”), pursuant to which, among other things, the Company will merge with Mentari (the “Merger”).

Following the Merger, and as a result of the previously disclosed Mentari pre-closing financing, the combined company is expected to receive aggregate gross proceeds of approximately $490.0 million (which includes $50.0 million of proceeds previously received by Mentari from the issuance of its convertible notes and accrued interest on such notes). Accordingly, the Company expects that closing of the transactions contemplated by the Merger Agreement will result in the Company regaining compliance with The Nasdaq Capital Market’s minimum shareholders’ equity requirement.

The Company’s closing share price as of September 18, 2026 represents an increase of approximately $0.68 (~99.8%) compared to the closing price immediately prior to the initial announcement of the Merger Agreement.

The transactions contemplated by the Merger Agreement are expected to close in the fourth quarter of 2026, subject to, among other things, shareholder approval.

For more information related to the Merger, including the pre-closing financing transaction, please see the Company’s Form S-4 Registration Statement filed on July 2, 2026, as amended by Amendment No. 1, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 9, 2026, including the documents and filings incorporated by reference therein.

The decline in the Company’s shareholders’ equity is also attributable to costs associated with the wind-down of its wholly owned subsidiary, BayMedica, LLC, increased general and administrative expenses, impairment charges related to the Company’s intangible assets, and continued operating losses.

The notice has no immediate impact on the listing of the Company's common shares, which will continue to trade on The Nasdaq Capital Market subject to the Company's continued compliance with the other listing requirements of The Nasdaq Capital Market. The common shares of the Company will continue to trade under the symbol "INM". The notice provides the Company 45 calendar days, or until November 2, 2026, to submit a plan to regain compliance. If the plan is accepted, the Company can be granted up to 180 calendar days from September 16, 2026 (or until March 15, 2027) to evidence compliance. There can be no assurance that the Company will be able to regain compliance with all applicable continued listing requirements or that its plan will be accepted by the Nasdaq staff. In the event the plan is not accepted by the Nasdaq staff, or in the event the plan is accepted but the Company fails to regain compliance within the plan period, the Company would have the right to a hearing before an independent panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal any delisting determination by Nasdaq to a panel, such appeal would be successful.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq, including continuing to pursue the consummation of the Merger. The Company intends to submit the compliance plan by the Nasdaq deadline. However, there can be no assurance that the Company’s compliance plan will be accepted by Nasdaq, that it will be able to regain compliance with Nasdaq Listing Rule 5550(b)(1), maintain compliance with the other Nasdaq listing requirements or be successful in appealing any delisting determination.

Item 8.01 Other Events.

On September 18, 2026, the Company issued a press release announcing its receipt of the written notice from the Listing Qualifications Department of Nasdaq described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

Cautionary Note Regarding Forward-Looking Information:

This Current Report on Form 8-K contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this Current Report on Form 8-K includes, but is not limited to, the Company’s plan to regain compliance with the minimum shareholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1), the above-noted 180-day extension that Nasdaq may grant the Company, any potential notification from Nasdaq that the Company’s shares may be subject to delisting, the continued listing of the Company’s securities and the ability to trade the Company’s securities on Nasdaq after the above-noted 180-day extension period, and the outcome of any appeal by the Company to a Nasdaq hearings panel, as well as the expected closing of, and benefits of, the transactions contemplated by the Merger Agreement, the expected aggregate gross proceeds to the combined company of approximately $490 million from the Mentari pre-closing financing, and the Company’s belief that the closing of the transactions contemplated by the Merger Agreement will result in the Company regaining compliance with Nasdaq’s minimum shareholders’ equity requirement.

With respect to the forward-looking information contained in this Current Report on Form 8-K, it is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking information. Actual results could differ from those projected in any forward-looking information due to numerous factors. Such factors include, among others: uncertainty whether the Company can prepare a plan to regain compliance or whether a plan, if any, to regain compliance submitted to Nasdaq will be accepted or if accepted, whether the Company will regain compliance with the applicable minimum shareholders’ equity rule within the timelines required by Nasdaq, failing which, the Company’s securities will be delisted by Nasdaq; uncertainty whether the Company would appeal any delisting notice or whether any such appeal would be successful, failing which, the Company’s securities would be delisted by Nasdaq; the risk that delisting of the Company’s securities may have a material adverse effect on the Company’s share liquidity and trading price and on the Company’s ability to obtain financing and continue its business; uncertainty as to whether the transactions contemplated by the Merger Agreement will close on the expected timeline or at all; uncertainty whether the expected benefits of the transactions contemplated by the Merger Agreement will be realized; uncertainty whether the expected aggregate gross proceeds from the Mentari pre-closing financing will be received or whether the closing of the transactions contemplated by the Merger Agreement will result in the Company regaining compliance with Nasdaq’s minimum shareholders’ equity requirement; and the risk of changes in business strategy or plans.

Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s stand-alone business is disclosed in the Company’s most recent Annual Report on Form 10-K and other filings with the SEC on www.sec.gov and the Canadian securities regulators on SEDAR+ at www.sedarplus.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Without limiting the foregoing, this Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in connection with any private placement or other financing by Mentari or the Company. Any such securities have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an applicable exemption therefrom.

Important Additional Information About the Merger and Where to Find It

In connection with the transactions contemplated by the Merger Agreement, the Company has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement/prospectus of the Company and a management information circular and will file other relevant documents with the SEC and applicable Canadian securities regulators. The Form S-4 has not yet become effective. After the Form S-4 is declared effective, the Company will mail a definitive proxy statement/prospectus and management information circular to its shareholders and to Mentari's stockholders. INVESTORS AND SECURITYHOLDERS OF THE COMPANY AND MENTARI ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT INFORMATION CIRCULAR (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MENTARI, THE MERGER AND RELATED MATTERS. Investors and securityholders may obtain free copies of these documents (when available) through the SEC's website at www.sec.gov, on SEDAR+ at www.sedarplus.com, or from the Company at www.inmedpharma.com/investors.

Participants in the Solicitation

The Company, Mentari and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders and Mentari's stockholders in connection with the proposed Merger. Information regarding the Company's directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC and on SEDAR+. Additional information regarding the participants and their interests is or will be contained in the proxy statement/prospectus and management information circular and other relevant materials filed or to be filed with the SEC and Canadian securities regulators. These documents may be obtained free of charge as described above.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 104)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: September 18, 2026	By:	/s/ Eric A. Adams
Eric A. Adams
President & CEO

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